    As filed with the Securities and Exchange Commission on January 18, 2000
                                                      Registration No. 333-91111
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                              FORM S-8 TO FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                PEOPLESOFT, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                      68-0137069
    (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                   Identification Number)

                               4460 HACIENDA DRIVE
                              PLEASANTON, CA 94588
               (Address of Principal Executive Offices) (Zip Code)


      THE VANTIVE CORPORATION AMENDED AND RESTATED 1991 STOCK OPTION PLAN,
        THE VANTIVE CORPORATION 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN,
           THE VANTIVE CORPORATION 1997 NONSTATUTORY STOCK OPTION PLAN
                            (Full Title of the Plans)

                                  CRAIG CONWAY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PEOPLESOFT, INC.
                               4460 HACIENDA DRIVE
                              PLEASANTON, CA 94588
                     (Name and Address of Agent for Service)

                                 (925) 694-3000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                 Kenneth R. Lamb
                                Peter T. Heilmann
                           Gibson, Dunn & Crutcher LLP
                      One Montgomery Street, Telesis Tower
                             San Francisco, CA 94104
                                 (415) 393-8200

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                           Proposed              Proposed
                                                            Maximum               Maximum                 Amount of
Title of Securities             Amount to be            Offering Price           Aggregate              Registration
  to be Registered            Registered(1)(2)           per Share(3)         Offering Price(3)           Fee(3)(4)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par                 4,889,646                  $9.62              $47,038,394.52            $5,658.83
value $.01 per share
====================================================================================================================

(1) Shares subject to Options assumed as of December 31, 1999. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under The Vantive Corporation Amended and Restated 1991 Stock Option Plan, The Vantive Corporation 1995 Outside Directors Stock Option Plan and The Vantive Corporation 1997 Nonstatutory Stock Option Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) The Registrant previously registered 25,892,462 shares of its common stock, par value $.01 per share, under its Registration Statement on Form S-4 (No. 333-91111) (the "Form S-4"), which was declared effective on November 17, 1999. The number of shares registered under the Form S-4 was based on the aggregate number of shares of The Vantive Corporation ("Vantive") common stock, par value $.001 per share ("Vantive Common Stock") then outstanding and the number of shares of Vantive Common Stock issuable upon exercise of vested options to acquire shares of Vantive Common Stock then outstanding under the Plans, shares of Vantive Common Stock issuable upon conversion of Vantive's convertible subordinated debt, and shares of Vantive Common Stock issuable to other third parties, multiplied by an exchange ratio of 0.825 shares of common stock, par value $.01 per share, of the Registrant. As of December 31, 1999, 23,230,983 shares of Registrant's common stock, par value $.01 per share, were issued under the Form S-4.

(3) Weighted average exercise price of outstanding options assumed as of December 31, 1999. Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share that such options may be exercised.

(4) A registration fee of $115,742.25 was previously paid in connection with the registration of 25,892,462 shares of the Registrant's common stock under the Form S-4. The registration fee paid under the Form S-4 was calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). Based on the average of the high and low sales prices of Vantive Common Stock, as reported by the Nasdaq National Market System on November 10, 1999, the proposed maximum offering price under the Form S-4 was $416,339,027. 2,661,479 of the 4,889,464 shares subject to options assumed by the Registrant were included in the Form S-4 at a proposed maximum offering price per share of $16.08 and a proposed maximum aggregate offering price of $416,339,027 for which a registration fee of $115,742.25 was paid with the Form S-4. Accordingly, a registration fee of $5,658.83 to register the remaining 2,228,167 shares subject to options assumed by the Registrant is payable herewith.



================================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by PeopleSoft, Inc., a Delaware corporation (the "Company," "Corporation" or the "Registrant"), relating to 4,889,646 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable to eligible employees of the Company under The Vantive Corporation Amended and Restated 1991 Stock Option Plan, The Vantive Corporation 1995 Outside Directors Stock Option Plan and The Vantive Corporation 1997 Nonstatutory Stock Option Plan, as assumed by the Company (collectively, the "Plans").


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (iii) The Company's Current Reports on Forms 8-K, filed with the Commission on June 28, 1999, October 13, 1999 and January 4, 2000;

         (iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (i) above;

         (v) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on October 7, 1992, including any amendment or report filed for the purpose of updating such description;

         (vi) The description of the Company's Preferred Shares Purchase Rights contained in its Registration Statement on Form 8-A/A filed with the Commission on March 25, 1998 including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

         Not Applicable.

Item 5. Interests of Named Experts and Counsel

         Not Applicable.

Item 6. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act"). As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Company require it to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. The Company believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits


   EXHIBIT
   NUMBER                                  EXHIBIT TITLE
   -------                                 -------------
     4.1          Restated Certificate of Incorporation of Registrant filed with the Secretary of State of the State of Delaware on May 24,
                  1995 (incorporated by reference to Exhibit 4.1 filed with the
                  Registrant's Form S-8 (No. 333-08575) filed with the
                  Securities and Exchange Commission on July 22, 1996).

     4.2          Certificate of Amendment to Certificate of Incorporation of
                  Registrant, as filed with the Secretary of State of the State of Delaware on June 17, 1996 (incorporated by reference to Exhibit 4.2 filed with the Registrant's Form S-8 (No.
                  333-08575) filed with the Securities and Exchange Commission on July 22, 1996).

     4.3          Certificate of Amendment to Certificate of Incorporation of
                  Registrant, as filed with the Secretary of State of the State of Delaware on July 3, 1997 (incorporated by reference to Exhibit 3.3 filed with the Registrant's Annual Report on Form
                  10-K for the year ended December 31, 1997).

     4.4          Certificate of Amendment to Certificate of Incorporation of
                  Registrant, as filed with the Secretary of State of the State of Delaware on June 29, 1998 (incorporated by reference to Exhibit 3.4 filed with the Registrant's Registration Statement on Form S-4 (No. 333-91111) filed with the Securities and Exchange Commission on November 17, 1999).

     4.5 Certificate of Designation as filed with the Secretary of State of the State of Delaware on March 24, 1998 (incorporated by reference to Exhibit 3.4 filed with the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 1997).

     4.6 Bylaws of Registrant as amended to date (incorporated by reference to Exhibit 3.5 filed with the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 1998).

     4.7 The description of the Registrant's Common Stock. Reference is to the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 7, 1992, incorporated by reference pursuant to Item 3(v).

     4.8          The description of the Registrant's Preferred Shares Purchase
                  Rights. Reference is made to the Registrant's Registration
                  Statement on Form 8-A/A filed with the Commission on March 25,
                  1998, incorporated by reference pursuant to Item 3(vi).

     4.9          Specimen Certificate of the Registrant's Common Stock
                  (incorporated by reference to Exhibit 1 filed with Amendment
                  No. 1 to the Registrant's Form 8-A filed with the Securities and Exchange Commission on November 6, 1992).

     5            Opinion of Gibson, Dunn & Crutcher LLP.

     23.1         Consent of Ernst & Young LLP, Independent Auditors.

     23.2         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5).

     24           Power of Attorney (previously filed).

     99.1         The Vantive Corporation Amended and Restated 1991 Stock Option
                  Plan.

     99.2         The Vantive Corporation 1995 Outside Directors Stock Option
                  Plan.

     99.3         The Vantive Corporation 1997 Nonstatutory Stock Option Plan.

------------------

Item 9. Undertaking

        (1)     The undersigned Registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                (i) To include any prospectus required by
                        section 10(a)(3) of the Securities Act;

                                (ii) To reflect in the prospectus any facts or
                        events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                (iii) To include any material information with
                        respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.


        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 18th day of January, 2000.


                                          PeopleSoft, Inc.


                                          By: /s/ STEPHEN F. HILL
                                             ---------------------------------
                                             Stephen F. Hill
                                             Vice President and
                                             Acting Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                   Title                                         Date
---------                                   -----                                         ----
               *                            Chairman of the Board of Directors            January 18, 2000
-----------------------------------
David A. Duffield


               *                            Vice Chairman of the Board of Directors       January 18, 2000
-----------------------------------
Aneel Bhusri


                *                           President, Chief Executive                    January 18, 2000
-----------------------------------         Officer and Director
Craig Conway                                (Principal Executive Officer and Director)


 /s/ STEPHEN F. HILL                        Vice President and Acting                     January 18, 2000
-----------------------------------         Chief Financial Officer
Stephen F. Hill                             (Principal Financial and
                                            Accounting Officer)


                                            Director                                      January __, 2000
-----------------------------------
A. George Battle


                 *                          Director                                      January 18, 2000
-----------------------------------
George J. Still Jr.


                  *                         Director                                      January 18, 2000
-----------------------------------
Cyril J. Yansouni


* By:  /s/ STEPHEN F. HILL
      -----------------------------
      Stephen F. Hill
      Attorney-in-Fact

                                INDEX TO EXHIBITS



   EXHIBIT
    NUMBER                               EXHIBIT TITLE
   -------                               -------------
     4.1          Restated Certificate of Incorporation of Registrant filed with the Secretary of State of the State of Delaware on May 24,
                  1995 (incorporated by reference to Exhibit 4.1 filed with the
                  Registrant's Form S-8 (No. 333-08575) filed with the
                  Securities and Exchange Commission on July 22, 1996).

     4.2          Certificate of Amendment to Certificate of Incorporation of
                  Registrant, as filed with the Secretary of State of the State of Delaware on June 17, 1996 (incorporated by reference to Exhibit 4.2 filed with the Registrant's Form S-8 (No.
                  333-08575) filed with the Securities and Exchange Commission on July 22, 1996).

     4.3          Certificate of Amendment to Certificate of Incorporation of
                  Registrant, as filed with the Secretary of State of the State of Delaware on July 3, 1997 (incorporated by reference to Exhibit 3.3 filed with the Registrant's Annual Report on Form
                  10-K for the year ended December 31, 1997).

     4.4          Certificate of Amendment to Certificate of Incorporation of
                  Registrant, as filed with the Secretary of State of the State of Delaware on June 29, 1998 (incorporated by reference to Exhibit 3.4 filed with the Registrant's Registration Statement on Form S-4 (No. 333-91111) filed with the Securities and Exchange Commission on November 17, 1999).

     4.5 Certificate of Designation as filed with the Secretary of State of the State of Delaware on March 24, 1998 (incorporated by reference to Exhibit 3.4 filed with the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 1997).

     4.6 Bylaws of Registrant as amended to date (incorporated by reference to Exhibit 3.5 filed with the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 1998).

     4.7 The description of the Registrant's Common Stock. Reference is to the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 7, 1992, incorporated by reference pursuant to Item 3(v).

     4.8          The description of the Registrant's Preferred Shares Purchase
                  Rights. Reference is made to the Registrant's Registration
                  Statement on Form 8-A/A filed with the Commission on March 25,
                  1998, incorporated by reference pursuant to Item 3(vi).

     4.9          Specimen Certificate of the Registrant's Common Stock
                  (incorporated by reference to Exhibit 1 filed with Amendment
                  No. 1 to the Registrant's Form 8-A filed with the Securities and Exchange Commission on November 6, 1992).



     5            Opinion of Gibson, Dunn & Crutcher LLP.

     23.1         Consent of Ernst & Young LLP, Independent Auditors.

     23.2         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5).

     24           Power of Attorney (previously filed).

     99.1         The Vantive Corporation Amended and Restated 1991 Stock Option
                  Plan.

     99.2         The Vantive Corporation 1995 Outside Directors Stock Option
                  Plan.

     99.3         The Vantive Corporation 1997 Nonstatutory Stock Option Plan.